Exhibit 99.1


              VIASYS Healthcare Inc. Reports First Quarter Results

    CONSHOHOCKEN, Pa.--(BUSINESS WIRE)--April 28, 2004--VIASYS Healthcare Inc. (NYSE:VAS), a leading healthcare technology company, today reported results for the quarter ended April 3, 2004. All information is from continuing operations unless otherwise indicated.
    For the first quarter of 2004, revenues increased 2.0% to $95.6 million from the comparable quarter in 2003. Operating income decreased 58.2% to $4.4 million. Income from continuing operations after taxes decreased 56.4% to $2.7 million, or to $.09 per diluted share from $.23 per diluted share. Reflecting the weaker dollar outside the United States, foreign currency translation had a positive impact on quarterly revenues of 3.0%. The Company had 5.1 million, or 19.5%, more diluted weighted average shares outstanding in the first quarter of 2004 compared to the first quarter of 2003, which resulted in a decrease in earnings per diluted share of $.01. This increase was primarily because of the equity offering in the second quarter of 2003.
    Excluding the impact of restructuring expenses and legal expenses related to the Company's litigation involving the commercialization of nitric oxide, operating income decreased 43.3% and income from continuing operations after taxes decreased 40.0%.(1) On the same basis, earnings per diluted share were $.12 in the first quarter of 2004 and $.23 in the first quarter of 2003.(1)

    Chairman and CEO Comments

    Randy Thurman, Chairman and CEO, commented on VIASYS' performance:
"First quarter results versus a year ago have revenues essentially flat and earnings down. The first half of 2004 was previously forecasted to be relatively flat against 2003 as we continue to invest in new products, business initiatives and productivity improvement. The shortfall in earnings resulted from lower than anticipated sales of several products, margin shortfalls and somewhat higher expenses. Additionally, the positive fourth quarter results in 2003 reflected cyclical year-end purchasing demand by our customers and had a greater impact on the first quarter of 2004 than expected. Each of our major businesses experienced a necessary upgrade in leadership during the second half of 2003 and, in turn, our new Group Presidents have been upgrading their management teams. The management changes are an investment in our long term success and we expect very positive results from their new initiatives. During the remainder of 2004, we expect new products and business initiatives to contribute to revenue and income growth and for margins to significantly improve. We expect to achieve our previously stated guidance.
    "In our Critical Care business, we continue to see consistently strong growth fueled by enthusiasm for our new products, the AVEA and Vela ventilators, as well as solid performance in our high frequency and infant flow product lines. Margins were negatively impacted by higher warranty expense and manufacturing costs related to new products. We believe margins for the remainder of 2004 will return to historic norms.
    "Respiratory Technologies was negatively affected by weak sales in the pulmonary function testing market and delays in the initiation of several pharmaceutical trials in our Clinical Services business. The clinical service issue is one of timing and we are confident this business will be on track for the full year. Our pulmonary function business will be helped by the recent product approvals in Asia and our investment in the domestic sales force. The sleep business forecast for the full year is positive, and we believe Respiratory Technologies' full year outlook is excellent.
    "In NeuroCare, strong performance in our audio, EMG and certain vascular product lines was offset by continued weakness in our EEG and IOM product lines. Both the EEG and IOM issues have been resolved. A new EEG platform, called NicOne, was introduced this week and is scheduled for launch in the second half of the year. Endeavor CR, an advanced portable IOM, is being launched this quarter. In addition, we are very excited about the recently-announced acquisition of the AUDIOscreener product for infant hearing diagnostics, a clinically important and growing market. We remain positive that the leadership changes and new products will result in NeuroCare's profitable growth during the second half of 2004.
    "Diluted earnings per share was $.12(1) for the first quarter of 2004 after adjusting for restructuring and legal expenses related to litigation with INO Therapeutics. As previously reported, we entered into a confidential term sheet relating to the settlement of this litigation. The cost of this litigation amounted to $.03 per diluted share in the first quarter of 2004. We expect a final settlement will be completed in the second quarter of 2004.
    "The outlook for the full year 2004 remains unchanged, as we expect revenue growth of 7% to 9% and 13% to 15% growth in income from continuing operations before the impact of acquisitions."

    Respiratory Technologies

    Revenues increased 2.3% to $28.0 million in the first quarter of 2004 compared to the first quarter of 2003. The impact of foreign currency translation accounted for 6.9 percentage points of the revenue increase. Sleep diagnostic sales, international sales of nitric oxide and diagnostic equipment sales to Japan were strong. Offsetting these factors were lower domestic pulmonary function testing equipment sales and lower revenues in our Clinical Services business due to delays in the initiation of several clinical trials. Operating income decreased 56.6% in the quarter due to the legal expenses incurred in connection with the Company's suit against INO Therapeutics, ongoing investment in the field sales and service organizations and increased research and development expenses incurred to support our sleep and clinical service initiatives.

    Critical Care

    Revenues increased 12.5% to $32.7 million in the first quarter of 2004 compared to the first quarter of 2003. The increase was due to strong sales of the AVEA(TM), Vela(R) and Infant Flow(R) ventilators. Operating income decreased 11.3% in the quarter compared to the first quarter of 2003 due primarily to lower gross margins attributable to a nonrecurring high margin tender sale in 2003 as well as first quarter 2004 one time costs associated with an upgrade of all early model AVEA ventilators to current standard specifications.

    NeuroCare

    Revenues decreased 9.0% to $20.6 million for the first quarter of 2004 compared to the first quarter of 2003. The sales decrease was primarily due to lower sales volume in our neurodiagnostic EEG and IOM product lines and peripheral vascular high-end systems. Operating income decreased more than 100% compared to the first quarter of 2003 mainly due to lower sales volume, product mix and pricing pressures on older product lines partially offset by the result of cost improvement initiatives implemented in the second half of 2003.

    Medical and Surgical Products

    Revenues decreased 2.2% to $14.2 million in the first quarter of 2004 compared to the first quarter of 2003. Operating income decreased 15.2%. The reduction in sales and operating income is primarily due to the continued reduction in purchases by two large customers of our orthopedic business.

    Corporate Expenses

    Corporate expenses increased by $1.4 million in the first quarter of 2004 over the comparable quarter of 2003 due to the addition of several executive positions in 2003 to establish an appropriate corporate structure, previously forecasted investments in new initiatives and increased expenses for internal and external audits in order to comply with the provisions of the Sarbanes-Oxley Act of 2002.

    Net Income

    Net income, including discontinued operations, was $2.7 million or $.09 per diluted share in the first quarter of 2004 and $4.9 million or $.19 per diluted share in the first quarter of 2003.

    VIASYS will host an earnings release conference call on Wednesday, April 28, 2004, at 5:00 PM EDT. The call will be simultaneously webcast on the investor information page of VIASYS' website, www.viasyshealthcare.com. The call will be archived on the VIASYS webpage and will also be available for two weeks via phone at 877-519-4471, access code 4657003.

    VIASYS Healthcare Inc. is a global, research-based medical technology company focused in respiratory, neurocare and medical and surgical products. VIASYS products are marketed under well-recognized brand names such as SensorMedics(R), Bird(R), Bear(R), Nicolet(R), Jaeger(TM) and EME(R). VIASYS is headquartered in Conshohocken, PA. More information can be found at http://www.viasyshealthcare.com.

    This press release includes certain forward-looking statements within the meaning of the "Safe Harbor" provisions of Private Securities Litigation Reform Act of 1995 regarding, among other things, our prospects for continued success, our projections for future cash flow, our ability to accelerate growth and launch new products, our expectations regarding results from management upgrades, our expectations that our new products and business initiatives will increase revenue and income growth and improve margins, our expectations regarding growth in our businesses and our outlook for our businesses, our expectations regarding the settlement of the litigation with INO, our expectations for our NeuroCare business, including our ability to address weaknesses and pricing pressures in this business, to launch new products and to make the business one of our profitable growth segments and our expectations regarding our revenue and income growth for the full year. These statements may be identified by words such as "expect," "anticipate," "estimate," "project," "intend," "plan," "believe," and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the integration of new management personnel, sales and marketing initiatives, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, patent protection and litigation. For further details and a discussion of these and other risks and uncertainties, please see our Annual Report on Form 10-K for the year ended January 3, 2004, which is on file with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

    (1) These measures are not calculated under generally accepted accounting principles (GAAP). In accordance with Regulation G of the Securities and Exchange Commission, a table reconciling these amounts to the most comparable GAAP number is shown below.



             Reconciliation of Non-GAAP Financial Measures
               (In Thousands, Except Per Share Amounts)


                                              First    First
                                              Quarter  Quarter
                                               2004     2003   Change
                                             -------- -------- -------
Operating Income from Continuing Operations   $4,366  $10,451  (58.2%)

Restructuring Charges                            262        -

Litigation Expenses (a)                        1,301        -
                                             -------- --------
Adjusted Operating Income from Continuing
 Operations                                   $5,929  $10,451  (43.3%)
                                             ======== ========

Income from Continuing Operations             $2,678   $6,144  (56.4%)

Restructuring Charges (net of $93 of taxes)      169        -

Litigation Expenses (net of $462 of taxes)(a)    839        -
                                             -------- --------
Adjusted Income from Continuing Operations    $3,686   $6,144  (40.0%)
                                             ======== ========

Diluted Earnings per Share from Continuing
 Operations                                    $0.09    $0.23

Restructuring Charges per Share                    -        -

Litigation Expenses per Share(a)                0.03        -
                                             -------- --------
Adjusted Earnings per Share                    $0.12    $0.23
                                             ======== ========

(a) In the first quarter of 2004, the Company incurred legal fees in conjunction with the Company's suit against INO Therapeutics for unfair business practices and restraint of trade in connection with our distribution of nitric oxide.



                                                       Three Months
                                                           Ended
                                                     -----------------
Consolidated Statements of Income                       (unaudited)
(In Thousands, Except Per Share Amounts)

                                                     April 3,  March 29,
                                                       2004     2003

Revenues                                             $95,589  $93,683

Costs and Operating Expenses:
 Cost of revenues                                     53,732   50,243
 Selling, general and administrative expenses         30,833   26,068
 Research and development expenses                     6,396    6,921
 Restructuring costs                                     262        -
                                                      -------  -------
                                                      91,223   83,232

                                                      -------  -------
Operating Income                                       4,366   10,451
                                                      -------  -------
Interest Income (Expense), net                            96     (403)
Other Expense, net                                      (310)    (372)
                                                      -------  -------

Income from Continuing Operations Before Provision
 for Income Taxes                                      4,152    9,676
Provision for Income Taxes                            (1,474)  (3,532)
                                                      -------  -------
Income from Continuing Operations                      2,678    6,144
Loss from Discontinued Operations (net of tax)             -   (1,199)
                                                      -------  -------
Net Income                                           $ 2,678  $ 4,945
                                                      =======  =======

Earnings (loss) per Share:
  Basic:
     Continuing Operations                           $   .09  $   .23
     Discontinued Operations                               -     (.04)
                                                      -------  -------
                                                     $   .09  $   .19
                                                      =======  =======
  Diluted:
     Continuing Operations                           $   .09  $   .23
     Discontinued Operations                               -     (.04)
                                                      -------  -------
                                                     $   .09  $   .19
                                                      =======  =======
Weighted Average Shares Outstanding:

  Basic                                               30,564   26,283

  Diluted                                             31,505   26,359




VIASYS Healthcare Inc.
Revenues by Business Segment and Geography
(In thousands of dollars)
                                                 Three  Months Ended
                                                ----------------------
                                                 April 3,   March 29,
                                                   2004       2003
                                                ----------- ----------
Respiratory Technologies
     Domestic                                       12,796     11,779
     International                                  15,246     15,632
                                                ----------- ----------
       Total                                        28,042     27,411
                                                ----------- ----------
Critical Care
     Domestic                                       15,649     12,698
     International                                  17,080     16,395
                                                ----------- ----------
       Total                                        32,729     29,093
                                                ----------- ----------
NeuroCare
     Domestic                                       12,301     13,997
     International                                   8,326      8,666
                                                ----------- ----------
       Total                                        20,627     22,663
                                                ----------- ----------
Medical and Surgical Products
     Domestic                                       11,338     12,854
     International                                   2,853      1,662
                                                ----------- ----------
       Total                                        14,191     14,516
                                                ----------- ----------
Total VIASYS Continuing Operations
     Domestic                                       52,084     51,328
     International                                  43,505     42,355
                                                ----------- ----------
       Total                                        95,589     93,683
                                                =========== ==========


    CONTACT: VIASYS Healthcare Inc., Conshohocken
             Investor Contact:
             Martin P. Galvan, 610-862-0800